Exhibit 99.1

NextGen Acquisition Corp. II Stockholders Approve Business Combination With Virgin Orbit, the Responsive Launch and Space Solutions Company; Virgin Orbit Expected to List on the NASDAQ Stock Exchange

●	NextGen stockholders approved the previously-announced business combination.

●	The closing of the business combination is expected to occur before the end of December 2021.

●	PIPE investors including Boeing, AE Industrial Partners, the Virgin Group, Mubadala, and NextGen’s Sponsor to become public shareholders.

●	After the closing, Virgin Orbit common stock is expected to begin trading on the Nasdaq under the symbol “VORB”.

●	Sir Richard Branson and Virgin Orbit executives expected to ring the opening bell at the NASDAQ exchange on January 7, 2022.

●	Transaction to result in gross proceeds of approximately $228 million to fund the Virgin Orbit growth plan.

●	Virgin Orbit has successfully launched 19 satellites to date and has launched satellites for all of its major customer segments: civil, commercial, international, and national security.

●	Virgin Orbit recently completed its final pre-launch rehearsal for its January 2022 mission, which will carry satellites for three customers into orbit.

●	Virgin Orbit has recently signed new agreements with key customers representing more than 30 launches, including having been selected as the exclusive launch partner for ANA Holdings in providing launch capability from Japanese soil, as well as Arqit, and as a launch provider for Hypersat, Horizon Technologies, and SatRevolution.

●	Virgin Orbit is also developing its space solutions business, taking equity stakes in several of its customers and compiling a cross-cutting suite of space-based capabilities in Earth Observation, intelligence, quantum encryption, and communications.

●	In 2022, Virgin Orbit expects to bring launch to the United Kingdom for the first time, operating from Spaceport Cornwall in support of UK Space Agency, Royal Air Force, and industrial objectives.

LONG BEACH, Calif. & BOCA RATON, Fla. – December 28, 2021 – NextGen Acquisition Corp. II (NASDAQ: NGCA) (“NextGen”) stockholders today approved the previously-announced business combination with Vieco USA, Inc., the parent company of Virgin Orbit (“Virgin Orbit” or the “Company”), at a special meeting of stockholders held today. A Form 8-K disclosing the full voting results is expected to be filed with the Securities and Exchange Commission.

Also today, NextGen and the Virgin Group announced that the minimum cash condition required for the merger to be completed has been satisfied, which will provide Virgin Orbit with growth capital to continue its rapid ramp-up in commercial space launch. The closing of the business combination is expected to occur before the end of December 2021, subject to the expected satisfaction or waiver of all closing conditions. Upon the closing of the business combination, the combined company will be named “Virgin Orbit Holdings, Inc.” and its common stock is expected to be listed on the NASDAQ under the new ticker symbol “VORB”.

“We’re on track to end December with Virgin Orbit as a publicly traded company – a fantastic way to celebrate and cap an incredible year that started with delivering a dozen satellites for its first customer, NASA, into their target orbit in January,” said Sir Richard Branson, founder of Virgin Orbit. “Thanks to Dan and his world-class team, along with the support of our partners at NextGen and other investors, Virgin Orbit is well positioned to continue revolutionizing satellite launch and building unrivalled space technology that we believe will positively change the world. With a diverse and global customer base, it is the only launch company that can go anytime, from anywhere, to any orbit. With the company preparing for a third consecutive successful launch in January, I’m thrilled to support Virgin Orbit as it becomes a publicly traded business and builds on the incredible successes that we’ve seen this year.”

Dan Hart, Chief Executive Officer of Virgin Orbit, commented, “This marks another major milestone for Virgin Orbit in a year that has seen us prove our technology and place satellites successfully into orbit for commercial enterprises, the US government, and for our allies. The capital raised through this transaction combined with our new access to the public markets, will enable us to scale rocket manufacturing and extend our space solutions business and product development while we continue to expand globally through key partnerships with customers worldwide. We have a world class team that has become known for their creativity and skill for design and advanced manufacturing. We look forward to driving enduring shareholder value by delivering unrivaled mobility of launch and space access, and exciting space solutions services.”

“The space economy is developing rapidly, and Virgin Orbit is extremely well-positioned to benefit as the industry grows in the years to come,” noted George Mattson and Gregory Summe, the Co-Founders of NextGen. “The company’s differentiated technology drives huge benefits to customers in the national security, civil, and commercial markets around the world. We are excited to help Virgin Orbit progress into the next chapter of its exciting journey as a public company.”

The transaction is expected to raise approximately $228 million in gross proceeds, including $68M from trust proceeds and $160 million from a fully committed PIPE led by strategic and institutional investors including Boeing and AE Industrial Partners, in addition to existing Virgin Orbit investors Virgin Group and Mubadala Investment Company. and members of NextGen’s Sponsor.

The expected closing of the business combination comes at the end of a busy year for Virgin Orbit that saw the company deliver its first customer satellites to orbit, achieving a 100% mission success rate for customers including NASA, the US Department of Defense, the Royal Netherlands Air Force, and Polish company SatRevolution. Two of those customers – the US Department of Defense and SatRevolution – are again participating in the upcoming Above the Clouds launch, joined by Spire Global, Inc (NYSE: SPIR), which joined the manifest in December, a demonstration of the LauncherOne system’s flexibility and responsiveness. Virgin Orbit recently completed its final pre-launch rehearsal for that flight, with the launch window scheduled to open on January 12, 2022.

Additionally, in the past four months alone, Virgin Orbit has made announcements with the Southwest Research Institute, ANA Holdings, Astroscale, SatRevolution, Hypersat, Horizon Technologies, and Arqit Quantum (NASDAQ: ARQQ). For these customers and others with forthcoming announcements, Virgin Orbit expects to launch dozens of rockets in total, conducting missions ranging from space debris mitigation to exploration and from environmental monitoring to national security.

In serving those and other customers, Virgin Orbit plans to make use of an expanding network of international spaceports. First among them is Spaceport Cornwall in the United Kingdom, where Virgin Orbit executives met with Prime Minister Boris Johnson as part of the G7 Summit in June; the first LauncherOne mission from Cornwall, expected in 2022, is expected to be the first ever launch from the British Isles. The company was also selected by the Brazilian Space Agency (Agência Espacial Brasileira; AEB) and Brazilian Air Force (Força Aérea Brasileira, FAB) earlier this year to bring orbital launch capability to Brazil. Adding to the global scope of the program, ANA HOLDINGS INC., the owners of Japan’s largest airline, announced in November that it has entered into a memorandum of understanding with Virgin Orbit to procure twenty flights of the LauncherOne rocket and to lead the effort to provide funds and support for those orbital missions to launch from Japan’s Oita Prefecture.

2021 also saw Virgin Orbit unveil its work in Space Solutions. By selectively investing with constellation partners, the Company is compiling a cross-cutting suite of end-to-end, value-added services for Earth Observation and the Internet of Things (IoT) applications, using the “Satellites as a Service” model to serve markets including national security, ship management, aviation, pipeline monitoring, intelligent agriculture, and more, helping improve efficiency across some of the world’s biggest industries. As part of this strategy, Virgin Orbit has recently announced investments in innovative satellite companies such as quantum encryption company Arqit (NASDAQ: ARQQ), marine intelligence company Horizons Technologies, and geospatial analytics company HyperSat. The company has also announced commercial partnerships with BigBear.ai and Redwire to develop and enhance its next generation space solutions offerings.

To celebrate the expected closing of the merger, Sir Richard Branson and Virgin Orbit expect to ring the Opening Bell on the NASDAQ on Friday, January 7, only a few days before the opening of the launch window for the company’s next mission, Above the Clouds, which is expected to deliver seven satellites into Low Earth Orbit.

ABOUT VIRGIN ORBIT

Virgin Orbit operates one of the most flexible and responsive space launch systems ever built. Founded by Sir Richard Branson in 2017, the company began commercial service in 2021, and has already delivered commercial, civil, national security, and international satellites into orbit. Virgin Orbit’s LauncherOne rockets are designed and manufactured in Long Beach, California, and are air-launched from a modified 747- 400 carrier aircraft that allows Virgin Orbit to operate from locations all over the world in order to best serve each customer’s needs. On August 22, 2021, Virgin Orbit entered into a definitive agreement to combine with NextGen. To learn more, visit virginorbit.com.

ABOUT NEXTGEN ACQUISITION CORP. II

NextGen Acquisition Corp. II is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. NextGen is led by George Mattson, a former Partner at Goldman, Sachs & Co., and Gregory Summe, former Chairman and CEO of Perkin Elmer and Vice Chairman of the Carlyle Group. NextGen is listed on NASDAQ under the ticker symbol “NGCA.” For more information, please visit www.nextgenacq.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including with respect to the proposed transaction between Vieco USA and NextGen. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of NextGen’s securities, (ii) the risk that the transaction may not be completed by NextGen’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by NextGen, (iii) the failure to satisfy the conditions to the consummation of the transaction, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the inability to complete the PIPE investment in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on Vieco USA’s business relationships, operating results, and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Vieco USA and potential difficulties in Vieco USA employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against Vieco USA or against NextGen related to the Merger Agreement or the proposed transaction, (x) the ability to maintain the listing of NextGen’s securities on a national securities exchange, (xi) the price of NextGen’s securities may be volatile due to a variety of factors, including changes in the competitive and regulated industries in which NextGen plans to operate or Vieco USA operates, variations in operating performance across competitors, changes in laws and regulations affecting NextGen’s or Vieco USA’s business, Vieco USA’s inability to implement its business plan or meet or exceed its financial projections and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xiii) the ability of Vieco USA to implement its strategic initiatives and continue to innovate its existing products, (xiv) the ability of Vieco USA to defend its intellectual property, (xv) the ability of Vieco USA to satisfy regulatory requirements, (xvi) the impact of the COVID-19 pandemic on Vieco USA’s and the combined company’s business and (xvii) the risk of downturns in the commercial launch services, satellite and spacecraft industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of NextGen’s definitive proxy statement/prospectus filed by NextGen with the SEC on December 7, 2021 and other documents filed or that may be filed by NextGen from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vieco USA and NextGen assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Vieco USA nor NextGen gives any assurance that either Vieco USA or NextGen, or the combined company, will achieve its expectations.

Contacts

Media, Virgin Orbit:

Alison Patch, Senior Director of Communications

press@virginorbit.com

+1-949-616-2504

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